Exhibit 99.1

Oasis Petroleum Inc. Provides a Williston Basin Operational Update

Houston, Texas — June 8, 2011 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today provided an update on its operations and the impact of weather conditions across the Williston Basin during the second quarter of 2011. The Company’s operations have been adversely impacted by breakup from a record winter snowfall, sustained heavy rainfall, and out of the ordinary flooding throughout the second quarter. Last week, certain federal highways and various counties imposed road restrictions on heavy trucks, and Oasis had to shut-in certain wells. These unpredictable weather conditions continue to make operations difficult and the ultimate impact on the second quarter of 2011 production is not yet fully defined. As of June 6, 2011, Oasis had 24 gross operated wells waiting on completion. The Company has been able to complete 11 gross operated wells since March 31, 2011, but 5 of these wells still have not been cleaned out.

“We continue to work diligently to counteract the impact of the harsh weather,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Although we were able to grow production quarter over quarter through an unusually difficult winter, the second quarter has proved more challenging given significant shut-in time on producing wells due to the late winter storm in early May that took down power across the Williston Basin, continued rainfall, flooding, and road restrictions. It will be difficult to maintain first quarter production levels in the second quarter. However, we have continued to move forward with our capital program and, while we have had some delays moving equipment, we don’t currently expect a meaningful impact to our drilling and completion activity. We have renewed our contract with one of our pumping services providers for a 24 month term. We have now also lined up our third frac crew and anticipate that they will begin completions in July 2011. In addition, we are making progress on securing our eighth and ninth rigs for the second half of 2011. Assuming normalized conditions through the summer and fall, we expect our capital program to be on track and should be able work through our completion inventory in the second half of the year.”

The Company expects to provide a more thorough operational update during its second quarter 2011conference call in August, which will include a discussion on third quarter and full year guidance.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Richard Robuck, (281) 404-9600
Director – Investor Relations